Exhibit 4.19

ENSafrica

1 north wharf square

loop street foreshore cape town 8001

p o box 2293 cape town south africa 8000

docex 14 cape town

tel +2721 410 2500 fax +2721 410 2555

info@ensafrica.com ensafrica.com

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ADDENDUM NO. 3 TO THE MERGER AGREEMENT

entered into between

SIBANYE GOLD LIMITED

and

GOLD ONE INTERNATIONAL LIMITED

and

NEWSHELF 1114 PROPRIETARY LIMITED

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

TABLE OF CONTENTS

Clause number and description		Page

1.	PARTIES	1

2.	ADDENDUM NO. 3	1

3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 3	1

4.	APPLICABILITY OF THE AGREEMENT	1

5.	NO VARIATION	2

6.	COUNTERPARTS	2

7.	COSTS	2

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1.	PARTIES

1.1.	The Parties to this addendum are-

1.1.1.	Sibanye Gold Limited (Registration No. 2002/031431/06), a company incorporated and registered in accordance with the laws of South Africa (“Sibanye”);

1.1.2.	Gold One International Limited (ABN 35094265746), a company incorporated and registered in accordance with the laws of Australia and registered in South Africa as an external company (as defined in the South African Companies Act), under Registration No. 2009/000032/10 (“Gold One International”); and

1.1.3.	Newshelf 1114 Proprietary Limited (Registration No. 2010/018841/07), a company incorporated and registered in accordance with the laws of South Africa (“Newshelf 1114”),

(all of the above parties are collectively referred to herein as the “Parties”).

2.	ADDENDUM NO. 3

2.1.	It is recorded and agreed that this is Addendum No. 3 to the written merger agreement entered into between Sibanye, Gold One International and Newshelf 1114 on 16 August 2013 (the “Agreement”), whereby the Agreement is amended in the respects set out in clause 3 below, with effect from the date on which the Party last signing this Addendum No. 3 signs it (“Addendum No. 3 Signature Date”).

2.2.	Each capitalised term used but not otherwise defined in this Addendum No. 3 shall have the meaning ascribed thereto in the Agreement.

3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 3

3.1.	The Agreement is hereby amended, with effect from the Addendum No. 3 Signature Date, in the respects set out in clause 3.2 below.

3.2.	The reference to “31 March 2014” in the definition “Fulfilment Date” is hereby amended to “30 June 2014”.

4.	APPLICABILITY OF THE AGREEMENT

Save for the amendments provided for herein, the remaining terms and conditions contained in the Agreement shall remain and continue to be of full force and effect between the Parties, provided that should there be any conflict between the Agreement as amended and this Addendum No. 3, the provisions of this Addendum No. 3 shall prevail.

5.	NO VARIATION

No variation of, or addition to or agreed cancellation of this Addendum No. 3 shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the Parties.

6.	COUNTERPARTS

This Addendum No. 3, may be executed and delivered in counterparts by the Parties, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Addendum, and may be delivered by facsimile or scanned and emailed.

7.	COSTS

Each Party shall pay its own costs incurred in connection with the negotiation and conclusion of this Addendum No. 3.

For	SIBANYE GOLD LIMITED

Signature:	/s/ C Keyter	/s/ C Farrel
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	C Keyter	C Farrel

Date:	20 March 2014	20 March 2014

Place:	Westonaria	Westonaria

Witness:

Witness:

For	GOLD ONE INTERNATIONAL LIMITED

Signature:	/s/ C D Chadwick	/s/ P B Kruger
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	C D Chadwick	P B Kruger

Date:	24 March 2014	24 March 2014

Place:	Weltevreden Park	Weltevreden Park

Witness:

Witness:

2

For	NEWSHELF 1114 PROPRIETARY LIMITED

Signature:	/s/ C D Chadwick	/s/ P B Kruger
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	C D Chadwick	P B Kruger

Date:	24 March 2014	24 March 2014

Place:	Weltevreden Park	Weltevreden Park

Witness:

Witness:

3